Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q of BlackRock TCP Capital Corp. (the “Company”) for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jason Mehring, as Chief Executive Officer of the Company, and Erik L. Cuellar, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2026	By:	/s/ Jason Mehring
Jason Mehring
Chief Executive Officer (Principal Executive Officer)

Date: November 5, 2026	By:	/s/ Erik L. Cuellar
Erik L. Cuellar
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BlackRock TCP Capital Corp. and will be retained by BlackRock TCP Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.